SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 23, 2004

METROPOLITAN MORTGAGE
& SECURITIES CO., INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Washington	1-15595	91-0609840

(STATE OR OTHER JURISDICTION OF INCORPORATION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

601 West First Avenue, Department 115000, Spokane, Washington	99201
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(800) 541-0828
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 5. Other Events and Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

ITEM 5. Other Events and Regulation FD Disclosure

     On February 23, 2004, Metropolitan Mortgage & Securities Co., Inc. (the “Company”) announced the formation of a Reorganization Committee, charged with the task of guiding the Company through its ongoing reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company also announced the appointment, subject to Bankruptcy Court approval, of William S. Romney to the position of Chief Restructuring Officer (“CRO”). Finally, the Company announced that all members of the Company’s Board of Directors have agreed to resign upon Bankruptcy Court approval of the appointment of the CRO. A copy of the Company’s press release, dated February 23, 2004, is attached hereto as Exhibit 99.1, and is hereby furnished pursuant to Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ William A. Smith
William A. Smith,
Chief Financial Officer

Dated: February 27, 2004

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated February 23, 2004